Exhibit 21.1

SUBSIDIARIES OF RADICA GAMES LIMITED



                                                      State or Country
   Name of Subsidiary                                 in Which Organized
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   UNITED STATES

   Radica Enterprises Ltd                             Nevada
   (Operates as Radica USA Ltd)
     - Leda Media Products Ltd (dormant)              UK
     - Radica Canada Ltd                              Canada

   Disc, Inc.                                         Nevada
   (Operates as Radica Innovations)
   - Radica Technology (Shenzhen) Co. Ltd.            China


   INTERNATIONAL

   Radica Limited                                     Hong Kong
     - Radica China Ltd                               British Virgin Islands
        - Dongguan Radica Games Manufactory Co. Ltd   People's Republic of China
     - RadMex S.A. de C.V. (dormant)                  Mexico

   Radica Sales (HK) Ltd                              Hong Kong

   Radica Innovations (UK) Ltd                        UK

   Radica Europe Ltd                                  UK
     - Radica U.K. Ltd                                UK